As filed with the Securities and Exchange Commission on October 17, 1997.
                                                  Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

                 Texas                                75-1031831
      (State or other jurisdiction of     (I.R.S. Employer Identification No.)
      incorporation or organization)

                           1145 Empire Central Place
                           Dallas, Texas 75247-4309
         (Address, including zip code, of principal executive offices)

                     Frozen Food Express Industries, Inc.
                  1992 Incentive and Nonstatutory Option Plan
                           (Full title of the plan)

                             Stoney M. Stubbs, Jr.
                     Frozen Food Express Industries, Inc.
                           1145 Empire Central Place
                           Dallas, Texas 75247-4309
                                (214)-630-8090
 (Name, address, and telephone number, including area code, of agent service)

                                   Copy To:
                                Alan G. Harvey
                               Baker & McKenzie
                         2001 Ross Avenue, Suite 4500
                              Dallas, Texas 75201

                        CALCULATION OF REGISTRATION FEE

    Title of                     Proposed maximum   Proposed maximum      Amount of
securities to be  Amount to be    offering price       aggregate        registration
 registered (1)    registered      per share(2)     offering price (2)       fee
Common Stock,     750,000 Shares      $9.59           $7,195,312.50       $2,180.40
$1.50 par value

(1) Shares of common stock of Frozen Food Express Industries, Inc. (the "Company"), $1.50 par value per share (the "Common Stock"), being registered hereby relate to the Frozen Food Express Industries, Inc. 1992 Incentive and Nonstatutory Option Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on October 13, 1997, as reported on the Nasdaq National Market System.

                          INCORPORATION BY REFERENCE

     The 750,000 shares of Common Stock being registered hereby shall be issued under the Plan, which was amended as of February 12, 1997, to increase the number of shares of Common Stock available for issuance under the Plan. Pursuant to Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 as filed with Securities and Exchange Commission on June 9, 1992, Registration No. 33-48494, and the Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on May 19, 1995, Registration No. 33-59461, are incorporated by reference herein.

Item 8.          Exhibits.

The following are filed as exhibits to this Registration Statement:

Exhibit No.      Description
 4.1             Articles  of  Incorporation  of  the  Company,  as   amended
                 (incorporated herein by reference from Exhibit  3.1  to  the
                 Company's  Annual Report on Form 10-K for  the  fiscal  year ended December 31, 1993, SEC File No. 1-10006).

 4.2 Bylaws of the Company, as amended (incorporated herein by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, SEC
                 File No. 1-10006).

 4.3             Frozen  Food  Express Industries, Inc.  1992  Incentive  and
                 Nonstatutory Option Plan (incorporated herein by reference from Exhibit 4.3 to the Company's Registration Statement on
                 Form S-8 (Reg. No. 33-48494)).

 4.4             Amendment  to  Frozen  Food Express  Industries,  Inc.  1992
                 Incentive and Nonstatutory Option Plan.*

 4.5             Amendment No. 2 to Frozen Food Express Industries, Inc. 1992
                 Incentive and Nonstatutory Option Plan.*

 5               Opinion of Baker & McKenzie.*

23.1             Consent of Baker & McKenzie (See Exhibit 5).*

23.2             Consent of Arthur Andersen LLP*

24 Power of Attorney (included on the signature page of the Registration Statement).*

* filed herewith

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 17, 1997.

                                   Frozen Food Express Industries, Inc.

                                   By:  /s/ STONEY M. STUBBS, JR.
                                        ------------------------------------
                                        Stoney M. Stubbs, Jr.
                                        Chairman of the Board, President and
                                        Chief Executive Officer

                               POWER OF ATTORNEY

      Each person whose signature appears below hereby authorizes Stoney M. Stubbs, Jr. and Burl G. Cott to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in this registration statement as either of them deems appropriate, and each such person hereby appoints Stoney M. Stubbs, Jr. and Burl G. Cott, and each of them, as attorney-in-fact to execute in the name and on behalf of the Company and any such person, individually and in each capacity stated below, any such amendments to this registration statement.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Name                          Title                     Date
-------------------------  --------------------------------  ---------------
/s/ STONEY M. STUBBS, JR.  Chairman of the Board, President  October 16, 1997
-------------------------  and Chief Executive Officer
Stoney M. Stubbs, Jr.      (Principal Executive Officer)

/s/ EDGAR O. WELLER        Vice Chairman of the Board       October 16, 1997
-------------------------
Edgar O. Weller

/s/ BURL G. COTT           Senior Vice President, Chief     October 16, 1997
-------------------------  Financial Officer and Director
Burl G. Cott               (Principal Financial and
                           Accounting Officer)

/s/ CHARLES G. ROBERTSON   Executive Vice President, Chief  October 16, 1997
-------------------------  Operating Officer and Director
Charles G. Robertson

                                     2

/s/ W. GROGAN LORD         Director                         October 16, 1997
-------------------------
W. Grogan Lord

/s/ LEROY HALLMAN          Director                         October 16, 1997
-------------------------
Leroy Hallman

/s/ BRIAN R. BLACKMARR     Director                         October 16, 1997
-------------------------
Brian R. Blackmarr

/s/ T. MICHAEL O'CONNOR    Director                         October 16, 1997
-------------------------
T. Michael O'Connor

                                 Exhibit Index

Exhibit No.      Description                                        Page
-----------      -----------                                      --------
 4.1             Articles  of  Incorporation of the Company,  as
                 amended (incorporated herein by reference  from
                 Exhibit  3.1 to the Company's Annual Report  on
                 Form  10-K  for the fiscal year ended  December
                 31, 1993, SEC File No. 1-10006).

 4.2 Bylaws of the Company, as amended (incorporated herein by reference from Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, SEC File
                 No. 1-10006).

 4.3             Frozen  Food  Express  Industries,  Inc.   1992
                 Incentive   and   Nonstatutory   Option    Plan
                 (incorporated herein by reference from  Exhibit
                 4.3 to the Company's Registration Statement  on
                 Form S-8 (Reg. No. 33-48494)).

 4.4             Amendment  to  Frozen Food Express  Industries,      5
                 Inc.  1992  Incentive  and Nonstatutory  Option
                 Plan.*

 4.5             Amendment   No.  2  to  Frozen   Food   Express
                 Industries,    Inc.    1992    Incentive    and      7
                 Nonstatutory Option Plan.*

 5               Opinion of Baker & McKenzie.*                        9

23.1             Consent of Baker & McKenzie (See Exhibit 5).*        9

23.2             Consent of Arthur Andersen LLP*                     11

24               Power  of  Attorney (included on the  signature
                 page of the Registration Statement).*                2

* filed herewith

                                  EXHIBIT 4.4

                                AMENDMENT NO. 1
                                     TO
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
                  1992 INCENTIVE AND NONSTATUTORY OPTION PLAN

     1. Paragraph 2.1 of the Frozen Food Express Industries, Inc., 1992 Incentive and Nonstatutory Option Plan (the "Plan") is hereby amended by replacing the phrase "200,000 shares" in Paragrapph 2.1 of the Plan with the phrase "1,005,555 shares".

     2. The Plan is hereby amended by adding the following language immediately after Paragraph 9.20 thereof.

     9.21  Limitation on Grants.  Notwithstanding any other provision contained
           ---------------------
     in the Plan, no employee of the Corporation or its subsidiaries may receive in any one year options under the Plan to acquire in excess of 100,000 (the "Annual Limit") shares of Stock; provided, however, that the Annual Limit shall be increased or decreased from time to time in such manner and at such time as the maximum number of shares of Stock available for the Plan (as provided in Paragraph 2.1 of the Plan) are increased or decreased.

     This Amendment No. 1 shall become effective as of February 4, 1994, if the Plan, as amended hereby, is approved by the affirmative vote of the holders of the majority of the shares of Common Stock of Frozen Food Express Industries, Inc., at its April 28, 1994, meeting of shareholders.

                                  EXHIBIT 4.5

                                AMENDMENT NO. 2
                                      TO
                     FROZEN FOOD EXPRESS INDUSTRIES, INC.
                  1992 INCENTIVE AND NONSTATUTORY OPTION PLAN


      1. Paragraph 2.1 of the Frozen Food Express Industries, Inc. 1992 Incentive and Nonstatutory Option Plan (the "Plan") is hereby amended by replacing the phrase "1,005,555 shares" in Paragraph 2.1 of the Plan with the phrase "2,006,944 shares."

     This Amendment No. 2 shall become effective as of February 12, 1997 if the Plan, as amended hereby, is approved by the affirmative vote of the holders of the majority of the shares of Common Stock of Frozen Food Express Industries, Inc. at its April 24, 1997 meeting of shareholders.

                                   EXHIBIT 5

                                   October 16, 1997



Frozen Food Express Industries, Inc.
1145 Empire Central Place
Dallas, Texas 75247

Gentlemen:

     Frozen Food Express Industries, Inc., a Texas corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"). The Registration Statement covers 750,000 shares of common stock, $1.50 par value per share, of the Company, and such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan (such shares collectively referred to as the "Securities"). Such shares are to be issued pursuant to the Company's 1992 Incentive and Nonstatutory Option Plan, as amended (the "Plan").

     We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In rendering this opinion we have examined such corporate records, documents and instruments of the Company and such certificates of public officials, have received such representations from officers of the Company, and have reviewed such questions of law as in our judgment are necessary, relevant or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all corporate records, documents and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed, certified or photostatic copies thereof, and the authenticity of the originals of such photostatic, certified or conformed copies.

     Based upon such examination and review and upon representations made to us by officers of the Company, we are of the opinion that upon issuance and delivery in accordance with the terms and conditions of the Plan, and upon receipt by the Company of the full consideration for the Securities as determined pursuant to the Plan, the Securities will be legally issued, fully paid and nonassessable shares of common stock, $1.50 par value per share, of the Company.

      This firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                 Respectfully submitted,

                                 /S/ BAKER & MCKENZIE

                                 EXHIBIT 23.2

                                 Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                  ------------------------------------------

      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1997, incorporated by reference in Frozen Food Express Industries, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this registration statement.



                                   /s/ Arthur Andersen LLP

Dallas, Texas,
     October 15, 1997


                                      12